EXHIBIT 3.2

Michigan Department of Energy, Labor & Economic Growth Filing Endorsement This is to Certify that the CERTIFICATE OF AMENDMENT- CORPORATION for NEOGEN CORPORATION ID NUMBER: 059092 received by facsimile transmission on October 11, 2010 is hereby endorsed Filed on October 11, 2010 by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 11TH day of October, 2010. Director

BCS/CD-515 (Rev. 08/10) MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES Date Received This document is effective on the date filed, unless a subsequent effective date within 90 days after received date Is stated in the document. Name Richard C. Lowe, Lowe Law Firm, PC Address 2375 Woodlake Drive, Suite 380 City State ZIP Code Okemos Ml 48864 EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office. CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: Neogen Corporation 2. The identification number assigned by the Bureau Is: 059092 3. Article ____Ill ___ of the Articles of Incorporation is hereby amended to read as follows: The total authorized shares: Common Shares: 30,000,000 Par Value: $0.16 Preferred Shares: Par Value: 100,000 $1 .00 A statement of all or any of the relative rights, preferences and limitations of the shares of each class Is as follows: The Preferred Stock shall be issued from time to time in one or more series of such number of shares with such distinctive serial designations and (a) may have such voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of or upon any distribution of the assets of, the Company; (e) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of tho same or any other class or classes of stock of the Company, at such price or prices or at such rates of exchange, and with such adjustments; and (f) may have such other relative participation, optional or other special rights, preferences, qualifications, limitations, or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the Issue of each such series of Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby expressly vested in the Board of Directors.

COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of ---------, , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this ____ day of ________ _ (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was was duly adopted on the ___11th days october _- __2007 _ , by the: (check one of the following) [l] shareholders at a meeting in accordance with Section 611 (3) of the Act. D written consent of the shareholders having not less than the minimum number of votes required by statute In accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) D written consent of all the shareholders entitled to vote In accordance with Section 407(2) of the Act. 0 board of a profit corporation pursuant to section 611 (2) of the Act. Profit Corporations and Professional Service Corporations Signed this _7th day of _october , 2010 By (Signature of an lu1horized officer or agent) James L. Herbert, Chief Executive Officer (Type or Print Name)